                                                                       EXHIBIT 4
                                                                         TAB U

                                  ACQUISITION


     AGREEMENT (the "Agreement" dated April [illegible] incorporated under the laws of the State of Nevada [illegible] DIGITAL MANUFACTURING INCORPORATED, a company incorporated under the laws of the State of Texas (hereinafter referred to as "DIGITAL") and the persons listed on Exhibit "A-1" attached hereto and made a part hereof, being all of DIGITAL's stockholders now and as of the closing date of this Agreement (hereinafter referred to as the "Sellers").

     WHEREAS, the Sellers own a total of 1,000 shares of common stock, no par value, of DIGITAL, said shares being one hundred (100%) percent of the issued and outstanding common stock of DIGITAL; and

     WHEREAS, the Sellers desire to sell and AVE desires to purchase one hundred (100%) percent of such shares;

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties hereby agree as follows:

     1.   Purchase and Sale.  The Sellers hereby agree to sell, transfer, assign
          -----------------
and convey to AVE and AVE hereby agrees to purchase and acquire from the Sellers, one hundred (100%) percent of DIGITAL's issued and outstanding common stock (the "DIGITAL Common Shares"), in a reorganization pursuant to Section 368(a)(1)(B) of the Internal Revenue Code.

     2.   Purchase Price.  The aggregate purchase price to be paid by AVE for
          --------------
the Digital Common Shares shall be 8,500,000 shares of AVE $0.001 par value voting common stock, (the "AVE Common Shares"). The AVE Common Shares will be issued as follows: (a) to the Sellers (8,500,000); (b) to private investors acquiring shares in exchange for their investment of $400,000 in DIGITAL (533,333); and (c) to consultants for services rendered under Rule 504 (1,063,874 shares) described in Section 12 herein ("Consultants") in accordance with Exhibit "A-2", attached hereto. No fractional shares of AVE Common Stock will be issued; in lieu thereof, the number of shares of AVE Common Stock to be issued to each Seller will be rounded up to the next whole share. Each of the Sellers hereby agrees to the terms of this Agreement.

     3.   Warranties and Representations of DIGITAL and Sellers.  In order to
          -----------------------------------------------------
induce AVE to enter into this Agreement to complete the transaction contemplated hereby, DIGITAL and Sellers warrant and represent to AVE as of the date hereof and as of the Closing that:

          (a)   Organization and Standing.  DIGITAL is a corporation duly
                -------------------------
organized, validly existing and in good standing under the laws of the State of Texas, is qualified to do business as a foreign corporation in _____________ ___________ and in every state or jurisdiction in which it operates to the extent required by the laws of such states and jurisdictions, and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business. Attached hereto as Exhibit "B" are true and correct copies of DIGITAL's Certificate of Incorporation, amendments thereto and all current By-laws of DIGITAL. No changes thereto will be made in any of the Exhibit "B" documents before the Closing.

          (b)   Capitalization.  As of the date hereof, DIGITAL's entire
                --------------
authorized equity capital consists of 1,000 shares of Common Stock $0.00 par value, of which 1,000 shares of Common Stock are issued and outstanding. As of the Closing Date, there will be no other voting or equity securities authorized or issued, nor any authorized or issued securities convertible into voting stock, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which DIGITAL or the Sellers are bound, calling for the issuance of any additional shares of common stock or any other voting or equity security. All of such Digital Common Shares have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive rights or any applicable securities laws. The 1,000 issued and outstanding DIGITAL Common Shares constitute one hundred (100%) percent of the equity capital of DIGITAL, which includes, inter alia, one
                                                          ----- ----
hundred (100%) of DIGITAL's voting power, right to receive dividends, when, as and if declared and paid, and the right to receive the proceeds of liquidation attributable to common stock, if any.

        (c)     Ownership of DIGITAL Shares.  As of the date hereof, the Sellers
                ---------------------------
are the sole owners of the DIGITAL Common Shares, free and clear of all liens, encumbrances, and restrictions whatsoever, except that the DIGITAL Common Shares have not been registered under the Securities Act of 1933, as amended (the "'33 Act"), or any applicable State Securities laws. By the transfer of the DIGITAL Common Shares to AVE pursuant to this Agreement, AVE will thereby acquire good and marketable title to 100% of the capital stock of DIGITAL, free and clear of all liens, encumbrances and restrictions of any nature whatsoever, except by reason of the fact that the DIGITAL Common shares will not have been registered under the '33 Act, or any applicable State Securities Laws.

        (d)     Taxes.  DIGITAL has filed all federal, state and local income or
                -----
other tax returns and reports that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all taxes as shown on such returns, such that a failure to file, pay or accrue will not have a Material Adverse Effect on DIGITAL. Such returns have been prepared in accordance with the applicable tax laws and rules and regulations thereunder to which DIGITAL is subject and Sellers have delivered true and complete copies of all such tax returns to AVE.

        (e)     Pending Actions. There are no material legal actions, lawsuits,
                ---------------
proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting DIGITAL, or against DIGITAL's Officers or Directors or the Sellers that arise out of their operation of DIGITAL, except as described in Exhibit "C" attached hereto. DIGITAL is not knowingly in violation of any law, material ordinance or regulation of any kind whatever, including, but not limited to laws, rules and regulations governing the sale of its products and/or services, the '33 Act, the Securities Exchange Act of 1934 (the "'34 Act") as amended, the Rules and Regulations of the U.S. Securities and Exchange Commission ("SEC"), or the securities laws and regulations of any state. Neither DIGITAL nor Sellers are subject to any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or administrative, governmental or regulatory authority or body.

        (f)     Governmental Regulation.  No approval of any trade or
                -----------------------
professional association or agency of government other than as set forth on Exhibit "D" is required for any of the transactions effected by this Agreement, and the completion of the transactions contemplated by this Agreement will not, in and of themselves, affect or jeopardize the validity or continuation of any of them.

        (g)     Ownership of Assets.  Except as set forth in Exhibit "E",
                -------------------
DIGITAL has good, marketable title, without any liens or encumbrances of any nature whatever, to all of the following, if any: its assets, properties and rights of every type and description, including, without limitation, all cash on hand and in banks, certificates of deposit, stocks, bonds, and other securities, good will, customer lists, its corporate name and all variants thereof, trademarks and trade names, copyrights and interests thereunder, licenses and registrations, pending licenses and permits and applications therefor, inventions, processes, know-how, trade secrets, real estate and interests therein and improvements thereto, machinery, equipment, vehicles, notes and accounts receivable, fixtures, rights under agreements and leases, franchises, all rights and claims under insurance policies and other contracts of whatever nature, rights in funds of whatever nature, books and records and all other property and rights of every kind and nature owned or held by DIGITAL as of this date, and will continue to hold such title on and after the completion of the transactions contemplated by this Agreement; nor, except in the ordinary course of its business, has DIGITAL disposed of any such asset since the date of the most recent balance sheet described in Section 3(o) of this Agreement.

        (h)     No Interest in Suppliers, Customers, Landlords or Competitors.
                -------------------------------------------------------------
Neither the Sellers nor any member of their families have any interest of any nature whatever in any supplier, customer, landlord or competitor of DIGITAL.

        (i)     No Debt Owed by DIGITAL to Sellers.  Except as set forth in
                ----------------------------------
Exhibit "F", DIGITAL does not owe any money, securities, or property to either the Sellers or any member of their families or to any company controlled by or under common control with such a person, directly or indirectly.

        (j)     Corporate Records.  All of DIGITAL's books and records,
                -----------------
including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records of DIGITAL are up-to-date, complete and reflect accurately and fairly the conduct of its business in all material respects since its date of incorporation. All reports, returns and statements currently required to be filed by DIGITAL, with respect to the business and operations of DIGITAL, with any governmental agency have been filed or valid extensions have been obtained in accordance with normal procedures and all governmental reporting requirements have been complied with.

        (k)     No Misleading Statements or Omissions.  Neither this Agreement
                -------------------------------------
nor any financial statement, exhibit, schedule or document attached hereto or presented to AVE in connection herewith, contains any materially misleading statement, or omits any fact or statement necessary to make the other statements or facts therein set forth not materially misleading.

        (l)     Validity of the Agreement.  All corporate and other
                -------------------------
proceedings required to be taken by the Sellers and by DIGITAL in order to enter into and to carry out this Agreement have been duly and properly taken. This Agreement has been duly executed by the Sellers and by DIGITAL, and constitutes the valid and binding obligation of each of them, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors rights. The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, DIGITAL's Certificate of Incorporation or By-Laws, or any material agreement, lease, mortgage, bond, indenture, license or other material document or undertaking, oral or written, to which DIGITAL or the Sellers is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body; and the business now conducted by

DIGITAL can continue to be so conducted after completion of the transaction contemplated hereby, with DIGITAL as a wholly-owned subsidiary of AVE.

        (m)     Enforceability of the Agreement. When duly executed and
                -------------------------------
delivered, this Agreement and the Exhibits hereto which are incorporated herein and made a part hereof are legal, valid, and enforceable by AVE according to their terms, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors rights, and that at the time of such execution and delivery, AVE will have acquired title in and to the DIGITAL Common Shares free and clear of all claims, liens and encumbrances.

        (n)     Access to Books and Records.  AVE will have full and free access
                ---------------------------
to DIGITAL's books during the course of this transaction prior to and at the Closing, during regular business hours.

        (o)     DIGITAL Financial Statements.  Attached hereto as Exhibit "G-1"
                ----------------------------
are recent unaudited financial statements of DIGITAL. Before the Closing, DIGITAL's audited financial statements will be provided to AVE, and will be annexed hereto as Exhibit "G-2"; the DIGITAL financial statements will accurately describe DIGITAL's financial position as of the date thereof. DIGITAL's financial statements will have been prepared in accordance with generally accepted accounting principles in the United States ("GAAP") (or as permitted by regulation S-X, S-B, and/or the rules promulgated under the U.S. Securities Act of 1933 and the U.S. Securities Exchange Act of 1934) and present fairly in all material respects the financial condition of DIGITAL as of the dates thereof and will have been certified by independent certified public accountants with substantial SEC experience. Without limiting any of the foregoing representations and warranties, there are no liabilities of DIGITAL which will not be reflected on the DIGITAL financial statements; and the audited financial statements in Exhibits "G-2" will show no material adverse change from the unaudited financial statements contained in Exhibit "G-1".

        (p)     DIGITAL's Corporate Summary.    DIGITAL's Corporate Summary,
                ---------------------------
prepared in _____, 1997 (attached hereto as Exhibit "L") accurately describes DIGITAL's business, assets, proposed operations and management as of the date thereof; since the date of the Corporate Summary, there has been no material change in the Business Plan and no material adverse change in DIGITAL of any kind or nature whatsoever.

        (q)     No Brokers.  Except as set forth in paragraphs 4(b) and 12
                ----------
below, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with any of the transactions contemplated by this Agreement.

        (r)     Compliance with Laws.   DIGITAL represents and warrants that it
                --------------------
has complied with, and is not in violation of any applicable federal, state, or local statutes, laws or regulations as respects the ownership of its property or the operation of its business.

        (s)     Compliance with Laws; Environmental or other Related Matters.
                ------------------------------------------------------------
DIGITAL's operations have been conducted in all material respects in accordance with all applicable statutes, laws, rules and regulations. DIGITAL is not in violation of any Federal, state, local or foreign law, ordinance or regulation or any Governmental Order applicable to DIGITAL or by which any of its properties is subject, bound or affected.

There is no Governmental Order outstanding against DIGITAL (nor, to the best knowledge of DIGITAL, threatened to be issued) that will or would have a Material Adverse Effect. Except as disclosed herein, DIGITAL currently holds (and at the Closing will hold) all the environmental, health and safety and other permits, licenses, authorizations, certificates and approvals of Governmental Authorities, whether Federal, state, local or foreign (collectively, "Permits"), necessary or proper for the current use, occupancy or operation of the Business, and all of the Permits are now and at the Closing will be in full force and effect. Schedule "S" annexed hereto and made a part hereof contains a list of all material Permits and all material applications for Permits relating to DIGITAL and the Business. DIGITAL has not received and has no reason to believe it will receive any notice that any Governmental Authority is considering revoking, canceling, rescinding, materially modifying or refusing to renew any of the Permits. Except as otherwise disclosed herein, there is no existing practice, action or plan of DIGITAL and no existing condition of the assets of DIGITAL that may give rise to any civil or criminal liability under, or violate or prevent compliance with, and environmental, health or occupational safety or other applicable statute, regulation, ordinance, decree or Permit other than those practices, action, plans and conditions the existence of which will not have a Material Adverse Effect. Schedule "T" identifies all Permits that require consent, notification or other action to remain in full force and effect following the consummation of the transaction contemplated hereby.

        4.      Warranties and Representations of AVE. In order to induce the
                -------------------------------------
Sellers and DIGITAL to enter into this Agreement and to complete the transaction contemplated hereby, AVE warrants and represents to DIGITAL and Sellers that:

                (a)     Organization and Standing. AVE is a corporation duly
                        -------------------------
organized, validly existing and in good standing under the laws of the State of Nevada, is qualified to do business as a foreign corporation in every other state in which it operates to the extent required by the laws of such states, and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business.

                (b)     Capitalization. AVE's entire authorized equity capital
                        --------------
consists of 15,000,000 shares of voting common stock, $.001 par value, of which 102,793 shares are issued and outstanding as of the date hereof. As of the Closing, there will be a total of 10,200,000 post-reverse split shares of AVE issued and outstanding, after giving effect to (a) the issuance of 8,500,000 shares under Rule 144 to DIGITAL'S shareholders; (b) the issuance of 533,333 Rule 144 shares to private investors in exchange for their investment of $400,000 in DIGITAL; and (c) the issuance of 1,063,874 shares under Rule 504 to Consultants as payment for their services under Rule 504 in connection with this transaction). Upon issuance, all of the AVE Common Stock will be validly issued fully paid and non-assessable. The relative rights and preferences of AVE's equity securities are set forth on the Certificate of Incorporation, as amended and AVE's By-laws (Exhibit "H" hereto). There are no other voting or equity securities convertible into voting stock, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which AVE is bound, calling for the issuance of any additional shares of common stock or any other voting or equity security. The By-laws of AVE provide that a simple majority of the shares voting at a stockholders' meeting at which a quorum is present may elect all of the directors of AVE. Cumulative voting is not provided for by the By-Laws or Certificate of Incorporation of AVE. Accordingly, as of the Closing the 8,500,000 shares being issued to and acquired by the Sellers (not including the shares issued to Consultants) will constitute 83,33% of the 10,200,000 shares of AVE which will then be issued and outstanding, (including after giving effect to the issuance of the above-stated number of shares as payment for all consulting fees and commissions) which includes, inter alia, that same percentage of AVE's voting power, right to receive
----- ----
dividends, when, as and if declared and paid, and the right to receive the proceeds of liquidation attributable to common stock, if any.

        (c)     Ownership of Shares.  By AVE's issuance of the AVE Common Shares
                -------------------
to the Sellers pursuant to this Agreement, the Sellers will thereby acquire good and marketable title thereto, free and clear of all liens, encumbrances and restrictions of any nature whatsoever, except by reason of the fact that such AVE shares will not have been registered under the '33 Act.

        (d)     Significant Agreements.  AVE is not and will not at Closing be
                ----------------------
bound by any of the following other than where already disclosed in any other exhibit, unless specifically listed in Exhibit "I" hereto:

                (i)     Employment, advisory or consulting contract;

                (ii)    Plan providing for employee benefits of any nature;

                (iii)   Lease with respect to any property or equipment;

                (iv) Contract or commitment for any future expenditure in excess of $1,000;

                (v) Contract or commitment pursuant to which it has assumed, guaranteed, endorsed, or otherwise become liable for any obligation of any other person, firm or organization;

                (vi) Contract, agreement, understanding, commitment or arrangement, other than in the normal course of business, not fully disclosed or set forth in this Agreement;

                (vii) Agreement with any person relating to the dividend, purchase or sale of securities, that has not been settled by the delivery or payment of securities when due, and which remains unsettled upon the date of this Agreement.


        (e)     Taxes. AVE has filed all federal, state and local income or
                -----
other tax returns and reports that it is required to file with all governmental agencies, wherever situate, and has paid all taxes as shown on such returns such that a failure to file, pay or accrue will not have a material Adverse Effect on AVE. Such returns have been prepared in accordance with the applicable tax laws and rules and regulations thereunder to which AVE is subject and AVE has delivered true and complete copies of all such tax returns for the periods ________ to ___________ to DIGITAL.

        (f)     Absence of Liabilities.  At and as of the Closing Date, AVE will
                ----------------------
have no liabilities of any kind or nature, undisclosed fixed or contingent, except for (i) the costs, including legal and accounting fees and other expenses, in connection with this transaction, for which AVE agrees to be responsible and to pay in full at or before the Closing, and ii) the transaction described in section 7(b)(vi) herein.

        (g) No Pending Actions. There are no material legal actions, lawsuits,
            ------------------
proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting AVE, or against any of AVE's officers or directors and arising out of their operation of AVE that are reasonably likely to have a Material Adverse Effect on York. AVE is not knowingly in violation of any law, ordinance or regulation of any kind whatever, including, but not limited to, the '33 Act, the 1934 Act, as amended, the Rules and Regulations of the SEC, or the securities laws and regulations of any state. AVE is not an investment company as defined in the Securities laws. AVE is not required to file reports pursuant to either Section 12(g) or 15(d) of the '34 Act.

        (h) Corporate Records. All of AVE's books and records, including,
            -----------------
without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up-to-date, complete and reflect accurately and fairly the conduct of its business in all material respects since its date of incorporation; all of said books and records will be delivered to AVE's new management at the Closing.

        (i) No Misleading Statements or Omissions. Neither this Agreement nor
            -------------------------------------
any financial statement, exhibit, schedule or document attached hereto or presented to DIGITAL in connection herewith contains any materially misleading statement, or omits any fact or statement necessary to make the other statements or facts therein set forth not materially misleading.

        (j) Validity of the Agreement. All corporate and other proceedings
            -------------------------
required to be taken by AVE in order to enter into and to carry out this Agreement have been duly and properly taken. This Agreement has been duly executed by AVE, and constitutes a valid and binding obligation of AVE except to the extent limited by applicable bankruptcy reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors rights. The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, AVE's Certificate of Incorporation or By-Laws, or any material agreement, lease, mortgage, bond, indenture, license or other document or undertaking, oral or written, to which AVE is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body.

        (k) Enforceability of the Agreement. When duly executed and delivered,
            -------------------------------
this Agreement and the Exhibits hereto which are incorporated herein and made a part hereof are legal, valid, and enforceable by DIGITAL and the Sellers according to their terms, except to the extent limited by applicable bankruptcy reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors rights; and at the time of such execution and delivery, the Sellers will have acquired good, marketable title in and to the AVE Common Shares acquired pursuant hereto, free and clear of all liens and encumbrances.

        (l) Access to Books and Records. DIGITAL and Sellers will have full and
            ---------------------------
free access during regular business hours and on reasonable prior notice to AVE's books and records during the course of this transaction prior to and at the Closing.

        (m) AVE Financial Statements. Before the Closing, AVE will provide
            ------------------------
DIGITAL with recent audited financial statements, which will be certified in accordance with GAAP by independent certified public accountants with SEC experience.

        (n) AVE Financial Condition. After consummation of all of the
            -----------------------
transactions contemplated hereby AVE will have no assets or liabilities.

        (o) Directors' Approval. Promptly upon the signing of this Agreement,
            -------------------
AVE's Board of Directors, by meeting or consent, will authorize the matters described in section 7(b)(i) herein.

    5.  Term. All representations, warranties, covenants and agreements made by
        ----
any party herein and in the exhibits attached hereto shall survive the execution and delivery of this Agreement and payment pursuant thereto.

    6.  The AVE Shares and DIGITAL Shares. All of the AVE and the DIGITAL Common
        ---------------------------------
Shares shall be validly issued, fully-paid and non-assessable shares of AVE and DIGITAL Common Stock respectively, with full voting rights, dividend rights, and right to receive the proceeds of liquidation, if any, as set forth in the respective Articles of Incorporation.

    7.  Conditions Precedent to Closing. (a) The obligations of DIGITAL and
        -------------------------------
Sellers under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:

        (i) That AVE's representations and warranties contained herein shall be true and correct at the time of Closing, as if such representations and warranties were made at such time;

        (ii) That AVE in all material respects shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by it prior to or at the time of the Closing;

        (iii) That AVE's directors, by proper and sufficient vote taken either by consent of directors or at a meeting duly and properly called and held, shall have properly approved all of the matters described in Section 7(b)(i) herein; and

        (iv) That AVE's common stock will be listed on the National Quotation Bureau, Inc.'s Bulletin Board.

    (b) The obligations of AVE under this Agreement shall be and are subject to fulfillment, prior to or at the Closing of each of the following conditions:

        (i) That AVE's Shareholders and Board of Directors, by proper and sufficient vote, shall have approved this Agreement and the transactions contemplated hereby; approved the contemplated reverse split of AVE's outstanding Common Stock; approved the resignation of all of AVE's current directors and the election of up to ___ designees of DIGITAL to serve as directors in place of AVE's current directors; approved a change

AVE's corporate name to a name selected by DIGITAL and will have approved such other changes as are consistent with this Agreement and approved by DIGITAL for submission to AVE stockholders;

        (ii) That DIGITAL's and Sellers' representations and warranties contained herein shall be true and correct at the time of Closing as if such representations and warranties were made at such time and that there shall have been no Material Adverse Effect with respect to DIGITAL; and York shall have received a Certificate of DIGITAL and Sellers to such an effect signed by a duly authorized officer of DIGITAL and by each of the Sellers; and

        (iii) That DIGITAL and Sellers shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of Closing Date and AVE shall have received a Certificate of DIGITAL and Sellers to such effect signed by or duly authorized officer of DIGITAL and by each of the Sellers;

        (iv) That DIGITAL's officers will have signed non-compete clauses in the form attached hereto as Exhibit "J";

    8.  Termination. This Agreement may be terminated at any time before or at
        -----------
Closing, by:

        (a) The mutual agreement of the parties;

        (b) Any party if:

            (i) Any provision of this Agreement applicable to a party shall be materially untrue or fail to be accomplished.

            (ii) Any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or prevent the consummation of this Agreement or any material component thereof.

    Upon termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each said party shall bear all costs and expenses as each party has incurred and no party shall be liable to the other for such costs and expenses.

    9.  Exhibits. All Exhibits attached hereto are incorporated herein by this
        --------
reference as if they were set forth in their entirety.

    10. Miscellaneous Provisions. This Agreement is the entire agreement between
        ------------------------
the parties in respect of the subject matter hereof, and there are no other agreements, written or oral, nor may this Agreement be modified except in writing and executed by all of the parties hereto. The failure to insist upon strict compliance with any of the terms, covenants or conditions of this Agreement shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

    11. Closing. The Closing of the transactions contemplated this Agreement
        -------
("Closing") shall take place at 1:00 P.M. on the first business day after the latter of the Sellers approving this Agreement or the shareholders of AVE approving this Agreement and the matters referred to in Section 7(b)(i), or such other date as the parties hereto shall agree upon. At the Closing, all of the documents and items referred to herein shall be exchanged.

    12. Fees and Commissions. As compensation for its services in initiating
        --------------------
this transaction and ongoing consulting services to AVE, AVE acknowledges and agrees that 1,063,874 shares being issued hereunder are being issued under Rule 504 in cancellation of all debts owed to the Consultants for their services rendered or otherwise arising out of this Agreement and the transactions contemplated hereby. Pursuant to the Consulting Agreements attached hereto as Exhibit "X", these shares are being issued to (a) Olympic Capital Group, Inc. and its designees-205,000 shares; (b) Henri Hornby-373,874 shares; (c) Michael Keohe-142,500; David Evans-142,500; and Kennington Investments Limited-200,000.

    13. No Third Party Beneficiaries. The provisions of this Agreement are for
        ----------------------------
the exclusive benefit of the parties who are signatories hereto and their permitted successors and assigns, and no third party shall be a beneficiary of, or have any rights by virtue of, this Agreement.

    14. Assignment: Binding Effect. This Agreement, including both its
        --------------------------
obligations and benefits, shall redound to the benefit of, and be binding on the respective permitted assigns, transferees and successors of the parties. This Agreement may not be assigned or transferred in whole or in part by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

    15. Non-Recourse. Notwithstanding anything contained in this Agreement to
        ------------
the contrary, it is expressly understood and agreed by the parties hereto that each and every representation, warranty, covenant, undertaking and agreement made in this Agreement (except with respect to the Sellers) was not made nor intended to be made as a personal representation, undertaking, warranty, covenant, or agreement on the part of any incorporator, stockholder, director, officer, partner, employee or agent, past present or future, or any of them and any recourse on account of any such representations, warranties, covenants, undertakings or agreements made in this Agreement, whether in common law, in equity, by statute or otherwise, against any of them (except with respect to the Sellers) is hereby forever waived and released.

    16. Material Adverse Effect. As used in this Agreement, "Material Adverse
        -----------------------
Effect" with respect to a party means any change in, or effect on, the business conducted by such party that is, or is reasonably likely to be, materially adverse to (i) the business results of operations, prospects or condition (financial or otherwise) of such party and its Subsidiaries, taken as a whole, or (ii) the assets and properties used or useful in the conduct of the business of such party and its Subsidiaries, taken as a whole.

    17. Governing Law. This Agreement shall be governed by and construed in
        -------------
accordance with the internal laws of the State of Delaware.

    18. Counterparts. This Agreement may be executed in duplicate facsimile
        ------------
counterparts, each of which shall be deemed an original and together shall constitute one and the same binding Agreement, with one counterpart being delivered to each party hereto.

    IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the date and year above first written.

                                        AVE, INC.


                                        /s/ [ILLEGIBLE]
                                        ------------------------------------


                                        DIGITAL MANUFACTURING, INC.


                                    By: /s/ TOM ATHANS
                                        ------------------------------------
                                        President
                                        ------------------------------------


                                    SELLERS:

                                        /s/ TOM ATHANS
                                        ------------------------------------

                                        ------------------------------------

                                        ------------------------------------

                                        ------------------------------------

                                                                 FILED
                                                          IN THE OFFICE OF THE
                                                       SECRETARY OF STATE OF THE
                                                            STATE OF NEVADA
                                                              JAN 23 1987

                                                       FRANKIE SUE DEL PAPA
                                                       SECRETARY OF STATE

                                                       /s/ FRANKIE SUE DEL PAPA

                                                       No.        465-87
                                                            -------------------

                      CERTIFICATE AND AGREEMENT OF MERGER
                                      OF
                             DE LUXE ONYX COMPANY
                           A California corporation

    Pursuant to the Corporation Code of California Chapter 11 Section 1100
                                     INTO
                             DE LUXE ONYX COMPANY
               a Nevada corporation as the surviving corporation
            Pursuant to Section 450 et seq, Nevada Revised Statutes


     AGREEMENT OF MERGER, dated the 23rd day of January, 1987 between DE LUXE ONYX COMPANY, a California corporation, and all of the Directors thereof and DE LUXE ONYX COMPANY, a Nevada corporation and all of the Directors thereof, the two corporations being hereinafter sometimes called the Constituent Corporation.

     WHEREAS the Board of Directors of each of the Constituent Corporations deem it advisable and generally to the welfare of the Constituent Corporations that these corporations merge under the terms and conditions hereafter set forth, such merger to be effected pursuant to the statutes of the State of California and the Statutes of the State of Nevada, and they have approved and authorized the form of agreement and merger.

     WHEREAS DE LUXE ONYX COMPANY is a corporation duly organized under the laws of the State of California, having been incorporated January 11th, 1921 with authorized capital stock consisting of 100,000 shares of common stock with a par value of $1.00 per share of which 3,000 shares are issued and outstanding; and,

     WHEREAS DE LUXE ONYX COMPANY, is a corporation duly organized under the laws of the State of Nevada, having been incorporated January 23rd, 1987 with authorized capital stock consisting of 100,000 shares of common stock with a par value of $1.00.

     WHEREAS the laws of the State of California and Nevada permit such a merger, and the Constituent Corporations desire to merge, under and pursuant to the provision of the laws of their respective states:

     NOW THEREFORE, in consideration of the promises and of the mutual agreements and covenants herein contained, it is agreed that DE LUXE ONYX COMPANY, a California corporation, and DE LUXE ONYX COMPANY, a Nevada corporation, shall be merged into DE LUXE ONYX COMPANY, a Nevada corporation, which shall be the Surviving Corporation, and the terms and conditions of such merger and the mode of carrying it into effect are and shall be as follows:

     1.   NAME OF SURVIVING CORPORATION.  The name of the corporation, which is
          ------------------------------
sometimes hereinafter referred to as the Surviving Corporation, shall, from and after the effective date of the merger, be DE LUXE ONYX COMPANY. The separate existence of DE LUXE ONYX COMPANY, of California, shall cease at the effective time of the merger, except insofar as it may be continued by law or in order to carry out the purpose of this Agreement of Merger and except as continued in the Surviving Corporation.

    2.    ARTICLES OF INCORPORATION OF SURVIVING CORPORATION.  The
          ---------------------------------------------------

Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of DE LUXE ONYX COMPANY, of Nevada, a copy of which is annexed as Exhibit "A" hereto.

     3. BYLAWS. The By laws of DE LUXE ONYX COMPANY, of Nevada at the
        ------
effective time of the merger shall be By laws of the Surviving Corporation until altered or replaced as provided therein.

     4. BOARD OF DIRECTORS AND OFFICERS. The members of the Board of Directors
        -------------------------------
and the officers of the Surviving Corporation immediately after the effective time of the merger shall be those persons who were the members of the Board of Directors and the officers, respectively, DE LUXE ONYX COMPANY, of Nevada immediately prior to the effective time of the merger, and such persons shall serve in such offices, respectively, for the terms provided by law or in the Bylaws or until their respective successors are elected and qualified.

     5. AUTHORITY TO CONDUCT BUSINESS. DE LUXE ONYX COMPANY, of Nevada
        -----------------------------
represents that the corporation has not filed an application for authority to do business in California. The Surviving Corporation will conduct no such business in California without first filing and having such application approved.

     6. CONVERSION OF SHARES. The manner of converting the shares of the
        --------------------
Constituent Corporation into the shares of the Surviving Corporation shall be set forth in this paragraph as follows:

     Immediately upon the effective date of the merger, each share of stock of DE LUXE ONYX COMPANY, of California outstanding in the hands of the public (being all of the shares of DE LUXE ONYX COMPANY, of California outstanding) without any action on the part of the holder thereof, shall automatically become and be converted into stock of the Surviving Corporation, as the case may be, at the rate of one share of stock of the Surviving Corporation for one share of stock of DE LUXE ONYX COMPANY, of Nevada. All shares thus converted shall be deemed for all corporate purposes (other than the payment of dividends) to evidence the ownership of the number of fully-paid, nonassessable shares of common stock of the Surviving Corporation into which shares of common stock of DE LUXE ONYX COMPANY, of California shall have been so converted.

     7. FIGHT OF SHAREHOLDERS. After the effective time of the merger, each
        ---------------------
holder of a certificate or certificates which theretofore represented shares of common stock of DE LUXE ONYX COMPANY, of California shall cease to have any rights as a shareholder of DE LUXE ONYX COMPANY, of California are, except such as expressly reserved to such stockholders by statute. After the effective time of the merger, any holder of a certificate or certificates which theretofore represented shares of common stock of DE LUXE ONYX COMPANY, of California may, but shall not be required to, surrender the same to the Transfer Agent of the Surviving Corporation, and shall thereupon be entitled to receive in exchange therefore a certificate or certificates representing the number of shares of common stock of DE LUXE ONYX COMPANY, of Nevada theretofore represented by such certificate or certificates as shall have been converted.

                                      (2)

    8.  EFFECTIVE DATE OF MERGER.
        ------------------------

    A. For all purposes of the Laws of the State of California, this Agreement of Merger and the merger herein provided for shall become effective and the separate existence of DE LUXE ONYX COMPANY, a California corporation, except insofar as it may be continued by statute, shall cease as soon as; this Agreement of Merger shall have been adopted, approved, signed and acknowledged in accordance with the laws of the State of California and certificates of its adoption and approval shall have been executed in accordance with such laws; and this Certificate and Agreement of merger shall have been filed in the office of the Secretary of State of the State of California.

    B. For all purposes of the Laws of the State of Nevada, this Agreement of Merger and the merger herein provided for shall become effective and the separate existence of DE LUXE ONYX COMPANY, a California corporation, except insofar as it may be continued by statute, shall cease as soon as; this Agreement of Merger shall have been adopted, approved, signed and acknowledged in accordance with the laws of the State of Nevada and certificates of its adoption and approval shall have been executed in accordance with such laws; and this Certificate and Agreement of merger shall have been filed in the office of the Secretary of State of the State of Nevada.

    C. The corporate identity, existence, purpose, powers, objects, franchises, rights and immunities of DE LUXE ONYX COMPANY, of Nevada shall continue unaffected and unimpaired by the merger hereby provided for; and the corporate identities, existences, purposes, powers, objects, franchises, rights and immunities of DE LUXE ONYX COMPANY, of California shall be continued in and merged into DE LUXE ONYX COMPANY, of Nevada and DE LUXE ONYX COMPANY, of Nevada shall be fully vested therewith.

    D. The date upon which this Agreement is filed in the offices mentioned above and upon which the Consitutent Corporations shall so become a single corporation is the effective date of the merger.

    9.  AUTHORIZATION. The parties hereto acknowledge and respectively represent
        -------------
that this Merger Agreement is authorized by the laws of the respective jurisdictions of the Constitutent Corporations and that the matter was approved by the board of directors of the Nevada corporation and at a special meeting of shareholders of the California corporation at which the California shareholders voted as follows:

CORPORATION     SHARES OUTSTANDING          VOTED FOR         VOTED AGAINST
-----------     ------ -----------          ----- ---         ----- -------
CALIFORNIA           3,000                     1,800              None

    10. FURTHER ASSURANCES OF TITLE. As and when requested by the Surviving
        ---------------------------
Corporation or by its successors or assigns, DE LUXE ONYX COMPANY, of Nevada will execute and deliver or cause to be executed and delivered all such deeds and instruments and will take or cause to be taken all such further action as the Surviving Corporation may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation title to and possession of any property of any of the Constitutent Corporations acquired by the Surviving Corporation by reason or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof, and the officers

                                      (3)
directors of DE LUXE ONYX COMPANY, of California and the officers and directors of the Surviving Corporation are fully authorized in the name of the respective Constituent Corporations or otherwise to take any and all such action.

    11. SERVICE OF PROCESS ON SURVIVING CORPORATION. The Surviving Corporation
        -------------------------------------------
agrees that it may be served with process in the State of California in any proceeding for enforcement of any obligation of DE LUXE ONYX COMPANY, of California as well as for the enforcement of any obligation of the Surviving Corporation rising from the merger, including any suit or other proceeding to enforce the right of any shareholder as determined in appraisal proceedings pursuant to the provisions of the California Corporations Code, of California, and hereby irrevocably appoints the Secretary of State of California as its agent to accept service of process in any suit or other proceeding. Copies of such process shall be mailed to the Resident Agent, Resident Agency National, 377 South Carson Street, Carson City, Nevada until further notice.


    12. SHAREHOLDERS FIGHT TO PAYMENT. The Surviving Corporation agrees that
        -----------------------------
subject to the provisions of the California Corporations Code of the State of California, that it will pay to the shareholders of DE LUXE ONYX COMPANY the amounts, if any, to which such shareholders may be entitled under the provisions of the above statutes of the laws of California as the case may be.

    13. ABANDONMENT. This Agreement of Merger may be abandoned (a) by either
        -----------
Constituent Corporation, acting by its Board of Directors, at any time prior to its adoption by the shareholders of both of the Constituent Corporations as provided by law, or (b) by the mutual consent of the Constituent Corporations, acting each by its Board of Directors, at any time after such adoption by such shareholders and prior to the effective time of the merger. In the event of abandonment of this Agreement of Merger pursuant to (a) above, notice thereof shall be given by the Board of Directors of the Constituent Corporation so terminating to the other Constituent Corporation, and thereupon, an abandonment pursuant to (b) above, this Agreement of Merger shall become wholly void and of no effect and there shall be no further liability or obligation hereunder on the part of either of the Constituent Corporations or of its Board of Directors or shareholders.

    IN WITNESS WHEREOF each of the Constituent Corporations, pursuant to authority duly granted by its Board of Directors, has caused this Agreement of Merger to be executed by a majority of its Directors and its President and Secretary.

    The respective Directors and officers of the Constituent Corporations

                                      (4)
do hereby certify that the above Merger Agreement was adopted as set forth in the above Agreement and that said resolution has not been revoked or amended.

DE LUXE ONYX COMPANY                        DE LUXE ONYX COMPANY
(a California corporation)                  (a Nevada corporation)

/s/ MARK TIMOTHY                            /s/ MARK TIMOTHY
-----------------------------               ----------------------------
Mark Timothy                                Mark Timothy
President & Director                        President & Timothy

/s/ MARK TIMOTHY                            /s/ JERRY TIMOTHY
-----------------------------               ----------------------------
Jerry Timothy                               Jerry Timothy
Secretary & Director                        Secretary & Director

STATE OF UTAH

                    : ss
COUNTY OF SALT LAKE )

        This instrument was acknowledged before me this 23rd day of January, 1987, by Mark Timothy and Jerry Timothy known to me to be the officers and directors of DE LUXE ONYX COMPANY, (California) as set forth under their respective signatures.

        This instrument was acknowledged before me this 23rd day of January, 1987, by Mark Timothy and Jerry Timothy known to me to be the officers and directors of DE LUXE ONYX COMPANY, (Nevada) as set forth under their respective signatures.

My Commission Expires:
                                             ----------------------------
12-1-89                                      Notary Public
-----------------                            Presiding at:

                            SECRETARY'S CERTIFICATE
                            -----------------------

        The undersigned, the duly elected Secretary of Deluxe Onyx Company, a California corporation, hereby certify as follows:

        1. A special meeting of the stockholders of the Corporation was duly called and held on January 20, 1987 at 2089 Donnelson Lane, Salt Lake City, Utah. Notice of such meeting was mailed by first class mail to all stockholders of record of the Corporation prior to ten days from the date of such meeting.

        2. At the aforementioned meeting of stockholders there were present in person or by proxy 1,800 shares of common stock of the Corporation. As of the date of the notice and the date of the meeting, there were 3,000 issued and outstanding shares of common stock of the Corporation.

        3. Attached hereto is a true and correct copy of the minutes of the meeting of stockholders of the Corporation.

        IN WITNESS WHEREOF, the undersigned, the Secretary of Deluxe Onyx Company, has executed this Certificate as of January 20, 1987.


                                        /s/ JERRY TIMOTHY
                                        -------------------------------------
                                        J. TIMOTHY, Secretary